UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2004

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

(Address of Principal Executive Offices)

(770) 632-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.02. Termination of a Material Definitive Agreement.

     World Airways, Inc., a Delaware corporation (the “Registrant”), entered into an Agreement and General Release, dated as of November 9, 2004 (the “General Release”), with Cindy M. Swinson (“Ms. Swinson”), providing, among other things, for the termination of the employment relationship between the Registrant and Ms. Swinson under an Employment Agreement, dated as of January 16, 2002 (the “Employment Agreement”), by and between the Registrant and Ms. Swinson. The General Release became effective and enforceable on November 16, 2004, following a seven-day revocation period. Ms. Swinson’s last day of employment as General Counsel and Corporate Secretary of the Registrant was November 1, 2004.

     Under the terms of the General Release, the Registrant agreed to pay Ms. Swinson a lump-sum severance payment of $262,500, less lawful deductions. In addition, Ms. Swinson will be covered under the Registrant’s health benefit plan until November 30, 2004. Ms. Swinson may elect continuation coverage under the Registrant’s group medical and dental plans for a period of one month or until Ms. Swinson obtains comparable health benefit coverage, whichever occurs earlier. Under the General Release, all unexercised vested stock options to purchase the Registrant’s Common Stock, or options to purchase 99,500 shares, will remain exercisable during the one-year period following Ms. Swinson’s last day of employment. All unvested stock options to purchase Common Stock, or options to purchase 28,500 shares, were forfeited.

     As consideration for the execution of the General Release, Ms. Swinson released and forever discharged the Registrant from any and all claims, known or unknown, which Ms. Swinson may have had against the Registrant as of the effective date of the General Release. Pursuant to the General Release, Ms. Swinson agreed to maintain confidentiality and secrecy concerning confidential and/or proprietary information obtained from the Registrant during Ms. Swinson’s employment. Ms. Swinson will be also bound by non-solicitation provisions for a one-year period.

     The Employment Agreement had provided that Ms. Swinson would serve as General Counsel and Corporate Secretary of the Registrant until December 31, 2005, subject to a one-year optional extension. Under the Employment Agreement, the Registrant had agreed to compensate Ms. Swinson at a minimum base salary of $175,000 per year plus employee benefits, including bonus and agreed to indemnify Ms. Swinson against certain losses. The Employment Agreement had been terminable by the Registrant with or without cause and by Ms. Swinson upon the occurrence of certain events, including a change in control of the Registrant, a change in Ms. Swinson’s responsibilities and relocation of the Registrant’s headquarters outside the Peachtree City, Georgia, metropolitan area. Upon any such termination other than for cause, Ms. Swinson would had been entitled to receive severance in an amount equal to 18 months base salary and all unvested options previously granted would become immediately exercisable.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Document
10.1	Agreement and General Release, dated as of November 9, 2004, by and between World Airways, Inc. and Cindy M. Swinson.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Airways, Inc. (Registrant)
November 22, 2004	By:	Date:/s/ Randy J. Martinez
		Name:	Randy J. Martinez
		Title:	President & CEO